SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 16, 2010

CAPLEASE, INC.
(Exact name of registrant as specified in its charter)

Maryland	1-32039	52-2414533
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1065 Avenue of the Americas, New York, NY		10018
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (212) 217-6300

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.         Entry into a Material Definitive Agreement.

On July 16, 2010, we entered into a first amended and restated credit agreement (the “Amended Wells Credit Agreement”) with Wells Fargo Bank, National Association (as successor by merger to Wachovia Bank, National Association).  The Amended Wells Credit Agreement amends and restates the terms of our existing credit agreement, dated as of April 29, 2008 (the “Original Credit Agreement”), with Wells Fargo Bank, National Association.

The Amended Wells Credit Agreement principally amends the Original Credit Agreement by:

•	establishing a maximum revolving credit commitment of $140 million;

•	extending the maturity date to July 16, 2013, from April 28, 2011;

•	setting the interest rate on our borrowings at 30-day LIBOR plus 275 basis points;

•
setting the existing financial covenants of minimum liquidity (basically cash and cash equivalents) at $12 million and minimum consolidated tangible net worth (basically stockholders’ equity before accumulated depreciation and amortization) at $360 million plus 75% of the aggregate net proceeds from future equity offerings; and

•
establishing new financial covenants of maximum corporate leverage (basically total liabilities divided by total assets before accumulated depreciation and amortization) of 80% and minimum interest coverage (basically EBITDA, or net income before income taxes, interest expense, depreciation and amortization, divided by interest expense) of 105%.

We repaid Wells Fargo Bank $13.4 million of principal at the closing of the Amended Wells Credit Agreement, thereby reducing the amount we owe Wells Fargo under the agreement to $96.4 million.  We also agreed to repay Wells Fargo Bank another $10 million of principal in four equal quarterly installments beginning on October 1, 2010.

The description of the Amended Wells Credit Agreement is qualified by reference to the complete agreement that is attached hereto as an exhibit and is incorporated herein by reference.  A copy of the press release announcing the above transaction is attached as Exhibit 99.1 hereto and incorporated herein by reference.

Wells Fargo Bank, National Association or their affiliates from time to time perform investment banking and other financial services for us and our affiliates for which they receive advisory or transaction fees, as applicable, plus out-of-pocket expenses, of the nature and in amounts customary in the industry for these financial services.  We have in the past obtained long-term mortgage financings on our owned property investments from Wells Fargo Bank, National Association, and we may continue to do so in the future.  From time to time, we may sell assets to Wells Fargo Bank, National Association or its affiliates on what we believe are fair market terms.

Item 2.03.       Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information required by this item is included in Item 1.01 and incorporated herein by reference.

Item 9.01.      Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description

10.1
First Amended and Restated Credit Agreement among Caplease Debt Funding, LP, as the borrower, PREFCO II Limited Partnership, as a guarantor, CapLease, Inc., as a guarantor, Caplease, LP, as a guarantor, Caplease Services Corp., as a guarantor, and Wells Fargo Bank, National Association, as administrative agent and initial lender, dated as of July 16, 2010

99.1	Press Release dated July 19, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAPLEASE, INC.

By:	/s/ Shawn P. Seale
Shawn P. Seale
Senior Vice President, Chief Financial Officer and Treasurer

Date:  July 19, 2010